Exhibit 10.44

THIRD AMENDMENT

TO THE

GOODMAN NETWORKS, INCORPORATED

2008 LONG-TERM INCENTIVE PLAN

February 12, 2013

This THIRD AMENDMENT TO THE GOODMAN NETWORKS, INCORPORATED 2008 LONG-TERM INCENTIVE PLAN (this “Amendment”), is made and entered into by Goodman Networks Incorporated, a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Goodman Networks, Incorporated 2008 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to clarify an ambiguity related to the definition and application of the term “Change in Control” as used in the Plan.

NOW, THEREFORE, in accordance with Article 9 of the Plan, effective as of the date hereof, the Board hereby amends the Plan as follows:

1. Section 2.5 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 2.5:

2.5 “Change in Control” means any of the following: (i) Continuing Directors cease to constitute at least fifty percent (50%) of the members of the Board; (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property; or (iv) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; provided, however, that a transaction described in clause (iii) or (iv) shall not constitute a Change in Control hereunder if after such transaction (I) Continuing Directors constitute at least fifty percent (50%) of the members of the Board of Directors of the continuing, surviving or acquiring entity, as the case may be or, if such entity has a parent entity directly or indirectly holding at least a majority of the voting power of the voting securities of the continuing, surviving or acquiring entity, Continuing Directors constitute at least fifty percent (50%) of the members of the Board of Directors of the entity that is the ultimate parent of the continuing, surviving or acquiring entity, and (II) the continuing, surviving or acquiring entity (or the ultimate parent of such continuing, surviving or acquiring entity) assumes all outstanding Awards under this Plan. For purposes herein, the term “Continuing Directors” means Board members who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved.

Notwithstanding the foregoing provisions of this Section 2.5, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature page to follow.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

GOODMAN NETWORKS INCORPORATED

By:	/s/ Ron B. Hill
Name:	Ron B. Hill
Title:	President and Chief Executive Officer